Exhibit 99.6
                                                                    ------------

                             JOINT FILING AGREEMENT
                          PURSUANT TO RULE 13d-1(k)(1)
                          ----------------------------

     The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.


Dated:  October 27, 2006



                                             MEXICANS & AMERICANS TRADING
                                             TOGETHER, INC.



                                             By: /s/ Andres Gonzalez Saravia
                                                 -------------------------------
                                                 Name:   Andres Gonzalez Saravia
                                                 Title:  President




                                             ALTOS HORNOS DE MEXICO, S.A. DE
                                             C.V.



                                             By: /s/ Andres Gonzalez Saravia
                                                 -------------------------------
                                                 Name:   Andres Gonzalez Saravia
                                                 Title:  Legal Director




             [JOINT FILING AGREEMENT OF SCHEDULE 13D WITH RESPECT TO
                    THE COMMON STOCK OF QUEPASA CORPORATION]